Exhibit 99:

PRESS RELEASE

FOR IMMEDIATE RELEASE

Southern Community Participates in Bank Conference

Winston-Salem, North Carolina, September 25, 2003 – Jeff T. Clark, President of Southern Community Bank and Trust, a subsidiary of Southern Community Financial Corporation (Nasdaq Symbol: SCMF) will participate in the Sunbelt Community Bank Conference on September 30, 2003. Mr. Clark will serve on a panel discussion being held at 10:45 A.M.

The conference is sponsored by SunTrust Robinson Humphrey and will be held at the Swissôtel Atlanta Hotel in Atlanta, Georgia. The conference is being webcast live at www.suntrustrh.com. The webcast can also be accessed through Southern Community’s website at www.smallenoughtocare.com under Investor Relations.

Southern Community Bank and Trust is a community bank with eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina. With over $700 million in assets as of June 30, 2003, Southern Community ranked fifth in deposit share in Forsyth County and second in Yadkin County.

Southern Community’s securities trade on The Nasdaq National Market under the common stock symbol SCMF and trust preferred symbol SCMFP. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Contact:	F. Scott Bauer
Chairman and Chief Executive Officer
(336) 768-8500